UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

SILVERLEAF RESORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	1-13003	75-2259890
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 River Bend Drive, Suite 120

Dallas, Texas 75247

(Address of Principal Executive Offices, including Zip Code)

(214) 631-1166

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 16, 2011, Silverleaf Resorts, Inc., a Texas corporation (the “Company”), completed its merger (the “Merger”) with Resort Merger Sub, Inc. (“Merger Sub”), a Texas corporation and a wholly-owned subsidiary of SL Resort Holdings Inc., a Delaware corporation (“Parent”), pursuant to the Agreement and Plan of Merger dated as of February 3, 2011, among the Company, Parent and Merger Sub (the “Merger Agreement”). At the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately before the Effective Time, other than (a) shares held by a shareholder who did not vote in favor of the Merger and who was entitled to demand and properly demanded the fair value of such shares pursuant to, and who complied in all respects with, the provisions of Section 10.356 of the Texas Business Organizations Code and (b) treasury shares owned by the Company or shares owned by any wholly-owned subsidiary of the Company, was cancelled and automatically converted into the right to receive $2.50 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, each option granted under the Company’s 1997 Stock Option Plan, 2003 Stock Option Plan and 2008 Stock Option Plan (the “Company Stock Options”) that was outstanding or that was required to be treated as outstanding immediately prior to the Effective Time automatically vested in full and converted into the right to receive an amount in cash equal to the product of (a) the total number of shares of Common Stock subject to such Company Stock Option and (b) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of Common Stock subject to such Company Stock Option, less any applicable withholding taxes.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which has been filed as Annex A to the definitive proxy statement on Schedule 14A by the Company with the Securities and Exchange Commission (the “SEC”) on April 18, 2011, and is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation

As a result of the Merger, a Change of Control occurred under the terms of the Indenture (the “Indenture”) governing the Company’s 12% Senior Subordinated Notes due 2012 (the “Notes”). As a result, the Company is required to purchase (the “Change of Control Offer”) any and all of the outstanding Notes on the terms set forth in the Indenture for a purchase price equal to 100% of the aggregate principal amount outstanding (less any amount of principal paid pursuant to the terms of each Note), plus accrued and unpaid interest up to the date of purchase. The Company expects to make the Change of Control Offer as promptly as practicable.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, which has been filed as Exhibit 10.1 to the Current Report on Form 8-K by the Company with the SEC on June 30, 2009 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 16, 2011, the Company notified The NASDAQ Capital Market (“NASDAQ”) of the consummation of the Merger pursuant to which each share of Common Stock (except as otherwise described in Item 2.01 above) was cancelled and converted into the right to receive $2.50 in cash.

The Company has requested that the Common Stock be delisted from NASDAQ. The Company intends to take the steps necessary to delist the Common Stock from NASDAQ and to terminate the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as possible. The Company also intends to file a Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended as soon as possible.

Item 3.03	Material Modification to Rights of Security Holders

As of the Effective Time, holders of the Common Stock immediately prior to the Effective Time ceased to have any rights as shareholders of the Company (other than their right to receive the Merger Consideration) (except as otherwise described in Item 2.01 above).

As a result of the Merger, the Company is required pursuant to the Indenture to make a change of control offer to purchase any and all of the outstanding Notes on the terms set forth in the Indenture.

The information set forth in Item 2.01 and Item 2.04 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant

On May 16, 2011, the Company completed its Merger with Merger Sub pursuant to the Merger Agreement. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent and the Common Stock will no longer trade on NASDAQ.

The information set forth in Item 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference herein. Except as specified in the Merger Agreement, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On May 16, 2011, pursuant to the terms of the Merger Agreement, effective immediately prior to the Effective Time, each member of the board of directors of the Company (J. Richard Budd, III, Herbert B. Hirsch, Michael A. Jenkins, James B. Francis, Jr. and Robert E. Mead) resigned from their positions as members of the board of directors of the Company.

On May 16, 2011, effective as of the Effective Time, Thomas J. Morris replaced Robert E. Mead as President and Chief Executive Officer of the Company. Mr. Morris, age 45, has been employed by the Company in various positions since 2001 and has been Executive Vice President of Capital Markets and Strategic Planning since March 2008.

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of the shareholders of the Company was held on May 11, 2011 at 8:30 a.m. Central Time at the Crowne Plaza Market Center, 7050 Stemmons Freeway, Dallas, Texas 75247 (the “Special Meeting”).

At the Special Meeting, the shareholders of the Company approved (a) the proposal to adopt the Merger Agreement and (b) the proposal to adjourn the Special Meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to constitute a quorum or adopt and approve the Merger Agreement.

The adoption of the Merger Agreement required the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon. The approval of the adjournment of the special meeting, if necessary or appropriate, required the affirmative vote of a majority of the votes cast at the special meeting. There were 38,136,921 shares of Common Stock entitled to vote at the Special Meeting. The proposals voted on by the shareholders of the Company were as follows:

To adopt the Merger Agreement:

For	Against	Abstain
28,946,503	348,453	40,492

To adjourn the Special Meeting, if necessary:

For	Against	Abstain
28,917,635	406,623	11,190

Item 7.01	Regulation FD Disclosure

On May 11, 2011, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 16, 2011, the Company issued a press release in connection with the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

99.1	Press Release dated May 11, 2011.

99.2	Press Release dated May 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERLEAF RESORTS, INC. (Registrant)

Date: May 16, 2011	By:	/s/ Thomas J. Morris
Thomas J. Morris
President and Chief Executive Officer (Principal Executive Officer)